Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

November 14, 2019

RingCentral, Inc.

20 Davis Drive

Belmont, California 94002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RingCentral, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on November 12, 2019 of a registration statement on Form S-3 (Registration No. 333-234647) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Registration Statement relates to (i) the proposed issuance and sale, from time to time, by the Company of shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), and (ii) the proposed sale, from time to time, by selling stockholders (the “Selling Stockholder(s)”) to be identified in the any applicable prospectus or prospectus supplement of Class A Common Stock, with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The shares of Class A Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus.

Pursuant to the Registration Statement, the Selling Stockholder will sell 1,750,000 shares of Class A Common Stock (the “Shares”), all of which will be sold to the Underwriters (as defined below) pursuant to that certain Underwriting Agreement, dated as of November 12, 2019 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and the underwriters named in Schedule I thereto (the “Underwriters”), substantially in the form as will be filed by the Company as an exhibit to a Current Report on Form 8-K.

We are acting as counsel for the Company in connection with the sale by the Selling Stockholder of the Shares. In such capacity, we have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated November 12, 2019, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the offering of each of the Shares (the “Prospectus”); the preliminary prospectus supplement, dated November 12, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated November 13, 2019, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Prospectus Supplement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

RingCentral, Inc.

November 14, 2019

public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholder in accordance with the terms of the Underwriting Agreement have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation